Exhibit 10.69

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of April 12, 2002, is made by and between RF MONOLITHICS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to a Credit and Security Agreement dated as of December 8, 2000, as amended by the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 30, 2001, the Second Amendment to Credit and Security Agreement dated as of August 23, 2001, and the Third Amendment to Credit and Security Agreement dated November 29, 2001 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.  Definitions.    Section 1.1 of the Credit Agreement is amended by replacing or adding the following definitions:

“Export Related Accounts” means all Accounts of the Borrower owed by account debtors located outside of the United States other than the WFBCI Export Related Accounts.

“Extension” means the date to which the Original Maturity Date has been extended in a written notice from the Lender to the Borrower, but in no event shall such date exceed December 31, 2004.

“Original Maturity Date” means the later of December 31, 2003 or the Extension.

“WFBCI Export Related Accounts” means all Accounts owed by account debtors located outside the United States that the Lender deems to be Eligible Accounts and includes for purposes of calculating the Borrowing Base.

2.  Termination, Line Reduction and Prepayment Fees.

Section 2.15(a) of the Credit Agreement is amended in its entirety to read as follows:

(a)  Termination and Line Reduction Fees.    If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the

Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3%) if the termination or reduction occurs on or before December 31, 2001; (ii) two percent (2%) if the termination or reduction occurs after December 31, 2001 but on or before December 31, 2002; (iii) one and one-quarter percent (1.25%) if the termination or reduction occurs after December 31, 2002 but on or before December 31, 2003; and (iv) one percent (1%) if the termination or reduction occurs after December 31, 2003.

Section 2.15(b) of the Credit Agreement is amended in its entirety to read as follows:

(b)  Prepayment Fees.    If the Term Note is prepaid for any reason except in accordance with Section 2.9, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3%) if the termination or reduction occurs on or before December 31, 2001; (ii) two percent (2%) if the termination or reduction occurs after December 31, 2001 but on or before December 31, 2002; (iii) one and one-quarter percent (1.25%) if the termination or reduction occurs after December 31, 2002 but on or before December 31, 2003; and (iv) one percent (1%) if the termination or reduction occurs after December 31, 2003.

3.  Commercial Tort Claims.

(a)  Section 3.1 of the Credit Agreement is amended by adding the following new sentence at the end thereof:

Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

(b)  Section 6.1 of the Credit Agreement is amended by adding the following new subsection (q) at the end thereof:

(q)  Commercial Tort Claims.    Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it may bring against any person, including the name and address of such defendant, a summary of the facts, an estimate of the Borrower’s damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

4.  Books and Records.    Section 6.2 of the Credit Agreement is amended by adding the following new sentence at the end thereof:

The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower.

5.  Minimum Book Net Worth.    Section 6.16 of the Credit Agreement is amended in its entirety to read as follows:

Minimum Book Net Worth.    The Borrower will maintain, during each period described below, its Book Net Worth in an amount not less than the amount set forth below:

(a)  From December 1, 2001 through February 28, 2002, a minimum Book Net Worth of not less than $18,056,000;

(b)  From March 1, 2002 through May 31, 2002, a minimum Book Net Worth of not less than $18,306,000;

(c)  From June 1, 2002 through August 30, 2002, a minimum Book Net Worth of not less than $18,556,000;

(d)  As of August 31, 2002, a minimum Book Net Worth of not less than $18,806,000; and

(e)  From September 1, 2002 through November 30, 2002, a minimum Book Net Worth of not less than the Book Net Worth as at FYE August 31, 2002, minus $1,000,000.

6.  Quarterly Minimum Net Income.    Section 6.17 of the Credit Agreement is amended in its entirety to read as follows:

Quarterly Minimum Net Income.    The Borrower will achieve at all times: (a) during the six month fiscal period ending on February 28, 2002, a minimum Net Income of greater than <$2,000,000>; (b) during the nine month fiscal period ending May 31, 2002, a minimum Net Income of greater than <$1,750,000>; (c) during the fiscal period ending on August 30, 2002, a minimum Net Income of greater than <$1,500,000>; (d) during the fiscal year ending August 31, 2002, a minimum Net Income of greater than <$1,250,000>; and (e) during the three month fiscal period ending November 30, 2002, a minimum Net Income of greater than <$1,000,000>.

7.  Monthly Minimum Net Income.    Section 6.18 of the Credit Agreement is amended in its entirety to read as follows:

Monthly Minimum Net Income.    The Borrower will achieve, as of the end of each month after November 30, 2001, a minimum Net Income of greater than <$500,000>.

8.  New Covenants.    Section 6.19 of the Credit Agreement is amended by replacing “December 1, 2001” with “December 31, 2002”.

9.  Financing Statements.    Section 7.1 of the Credit Agreement is amended by adding the following new sentences to the end thereof:

The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

10.  Capital Expenditures.    Section 7.10 of the Credit Agreement is amended in its entirety to read as follows:

Capital Expenditures.    The Borrower will not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during any fiscal year, of which not more than $500,000 shall be unfinanced.

11.  Notices.    Section 9.3 of the Credit Agreement is amended by adding the following sentences at the end thereof:

All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.1(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender, and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay the Lender the maximum amount allowed by law for responding to such requests.

12.  Binding Effect, Etc.    Section 9.10 of the Credit Agreement is amended by adding the following sentence at the end thereof:

To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or setoffs which the Borrower could assert against the Lender.

13.  Retention of Business Records.    The following new Section 9.16 is added to the Credit Agreement:

Section 9.16.  Retention of Borrower’s Records.    The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

14.  Amendment to Exhibit C.    Exhibit C to the Credit Agreement is hereby amended to be in the form of Exhibit C to this Amendment.

15.  No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

16.  Consent to Dissolve Guarantor.    The Borrower has notified the Lender of its intent to dissolve the Guarantor (the “Dissolution”) and has requested the Lender’s Consent thereto. But for the Lender’s Consent, the Dissolution will constitute a Default or Event of Default pursuant to Sections 7.6 and 8.1 of the Credit Agreement, Section 5 of the Guaranty, Section 2.15 of the Borrower Agreement, and Sections 2 and 6 of that certain Security Agreement between the Guarantor and the Lender dated September 20, 2001 (the “Security Agreement”) (collectively, the “Affected Provisions”). Upon the terms and conditions set forth in this Amendment, the Lender hereby consents to the Dissolution and waives compliance with the Affected Provisions. This waiver and consent shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other waiver in any similar or other circumstances.

17.  Conditions Precedent.    This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)  Evidence of Dissolution of the Guarantor and evidence that all Collateral (as defined in the Security Agreement), if any, has been transferred to the Borrower.

(b)  A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of December 8, 2000, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of December 8, 2000, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(c)  Assignment of foreign credit insurance, in form and substance satisfactory to the Lender in its sole discretion.

(d)  Such financing statement amendments, including any “in-lieu” continuation financing statements to be filed in Delaware, as the Lender may require in its sole discretion.

(e)  Such other matters as the Lender may require.

18.  Representations and Warranties.    The Borrower hereby represents and warrants to the Lender as follows:

(a)  The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)  All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

19.  References.    All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

20.  No Other Waiver.    Except as set forth in Paragraph 16 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default, breach or default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

21.  Release.    THE BORROWER HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE LENDER, AND ANY AND ALL PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH THE BORROWER HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN.

22.  Costs and Expenses.    The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

23.  Miscellaneous.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

24.  Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.    This Amendment and the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Amendment; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Amendment or the other Loan Documents shall be venued in either the District Court of Collin County, Texas, or the United States District Court for the Northern District of Texas; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

25.  Acknowledgment.    Borrower acknowledges that Lender is entering into the Amendment and modifying certain covenants in consideration, among other things, of Borrower’s agreement to the Extension, and Borrower covenants and agrees that it is bound by any Extension.

26.  ENTIRE AGREEMENT.    THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		RF MONOLITHICS, INC.

By:	/s/ TERRANCE O. MCKINNEY	By:	/s/ DAVID M. KIRK
	Terrance O. McKinney Assistant Vice President		David M. Kirk President